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                                                                   EXHIBIT 10.34

                     NON RECOURSE SECURED PROMISSORY NOTE
                     ------------------------------------


$2,500,000                                                  Carlsbad, California
                                                               December 22, 1995


     FOR VALUE RECEIVED, Associated Ventures Management, Inc., a Delaware corporation ("Maker"), whose address is 477 Madison Avenue, 14th Floor, New York, NY 10022, hereby promises to pay to NTN Communications, Inc., a Delaware corporation, ("Payee") at its offices at 5966 La Place Court, Carlsbad, California 92008-8830, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), without interest, as follows:

     a.   $100,000 on or before January 30, 1996;

     b.   $100,000 on or before April 30, 1996;

     c.   $100,000 on or before July 30, 1996;

     d.   $100,000 on or before October 30, 1996;

     e. The entire unpaid principal balance of this Note, on January 30, 1997.

       The payment of this Note is secured by a Pledge and Security Agreement (the "Security Agreement") dated as of the date of this Note. Payee agrees that it will look solely to the Pledged Collateral (as defined in the Security Agreement) for the payment of this Note, and no other property or assets of Maker shall be subject to levy, execution, or other enforcement procedure for the satisfaction of the remedies of Payee, for any payment required to be made under this Note or under the Security Agreement, or for the performance of any of the covenants or warranties contained under this Note or the Security Agreement.

     Upon default by Maker to make any payment of principal when due hereunder and continuing for five (5) days after written notice is given by Payee to cure the same, then at the option of Payee, the entire unpaid balance of principal due hereunder shall become immediately due and payable without further action or notice of any kind. In the event this Note, or any part hereof, is not paid when due, Maker agrees to pay all costs of collection, including reasonable attorneys' fees. Any amount of principal or other amounts due hereunder which are not paid when due, whether by acceleration or otherwise, shall bear interest at the rate of twelve percent (12%) or the highest rate allowed by law, if less, until such amounts are paid.

                                      1.
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     If any payments of principal on this Note shall become due on Saturday,
Sunday or legal holiday under the laws of the State of California, such payments shall be made on the next succeeding business day. Payments of principal shall be made at the address of Payee set forth above or at such other place as Payee may from time to time direct in writing. At the option of Maker, all or any portion of the principal sum may be prepaid without premium or penalty.

     This Note and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California. All rights and obligations of the parties hereunder shall be binding upon and to the benefit of their respective successors and assigns; provided, however, that this Note and Maker's obligations hereunder shall not be assignable by Maker without the prior written consent of Payee.

     Maker hereby waives presentment, demand, protest, notice of dishonor and/or protest, notice of nonpayment and all other notices and demands, and assents to the extension of the time of payment, forbearance or other indulgence, without notice.

     All of Payee's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Payee of any partial payment made hereunder before or after the maturity date will not waive, affect or diminish any right of Payee to require strict compliance and performance herewith.

                                            ASSOCIATED VENTURES MANAGEMENT, INC.



                                            By:     /s/ Selig Zises
                                               ---------------------------------

                                      2.